Filed Pursuant to Rule 424(b)(2)
Registration No. 333-169900

SUBJECT TO COMPLETION, DATED JANUARY 17, 2013

Prospectus Supplement

(To Prospectus dated October 13, 2010)

$

Floating Rate Notes due

Interest payable                 ,                 ,                  and

Issue price:     %

The notes will mature on                          and will bear interest at a rate equal to three-month LIBOR plus         %. Interest on the notes will accrue from                         , 2013. We cannot redeem the notes prior to their maturity. There is no sinking fund for the notes.

The notes are unsecured and will have the same rank as our other unsecured and unsubordinated debt obligations.

Concurrently with this offering, we are also making a public offering of $                     principal amount of     % Notes due         . The closing of this offering is not conditioned on the closing of the offering of those notes.

The notes are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the attached prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Price to Public		Underwriting Discounts		Proceeds to Us
Per Note		%		%		%
Total	$		$		$

The notes will not be listed on any securities exchange. Currently, there is no public trading market for the notes.

We expect to deliver the notes to investors through the book-entry delivery system of The Depository Trust Company and its direct participants, including Euroclear and Clearstream, on or about                     , 2013.

Our affiliates, including J.P. Morgan Securities LLC, may use this prospectus supplement and the attached prospectus in connection with offers and sales of the notes in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

J.P. Morgan

                        , 2013

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with any other information. If you receive any information not authorized by us, you should not rely on it.

We are offering to sell the notes only in places where sales are permitted.

You should not assume that the information contained or incorporated by reference in this prospectus supplement or the attached prospectus is accurate as of any date other than its respective date.

JPMORGAN CHASE & CO.

JPMorgan Chase & Co., which we refer to as “JPMorgan Chase,” “we” or “us,” is a leading global financial services firm and one of the largest banking institutions in the United States, with operations worldwide. JPMorgan Chase had $2.4 trillion in assets and $204.1 billion in total stockholders’ equity as of December 31, 2012. JPMorgan Chase is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing, asset management and private equity. Under the J.P. Morgan and Chase brands, JPMorgan Chase serves millions of customers in the U.S. and many of the world’s most prominent corporate, institutional and government clients.

JPMorgan Chase is a financial holding company and was incorporated under Delaware law on October 28, 1968. JPMorgan Chase’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national bank with branches in 23 states, and Chase Bank USA, National Association, a national bank that is JPMorgan Chase’s credit card issuing bank. JPMorgan Chase’s principal nonbank subsidiary is J.P. Morgan Securities LLC, our U.S. investment banking firm. One of JPMorgan Chase’s principal operating subsidiaries in the United Kingdom is J.P. Morgan Securities plc, a subsidiary of JPMorgan Chase Bank, N.A.

The principal executive office of JPMorgan Chase is located at 270 Park Avenue, New York, New York 10017-2070, U.S.A., and its telephone number is (212) 270-6000.

WHERE YOU CAN FIND MORE INFORMATION

ABOUT JPMORGAN CHASE

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public on the website maintained by the SEC at http://www.sec.gov. Our filings can also be inspected and printed or copied, for a fee, at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Such documents, reports and information are also available on our website: http://www.jpmorgan.com. Information on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information.

We incorporate by reference (i) the documents listed below and (ii) any future filings we make with the SEC after the date of this prospectus supplement under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed, other than, in each case, those documents or the portions of those documents which are furnished and not filed:

(a) Our Annual Report on Form 10-K for the year ended December 31, 2011;

(b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, as amended by our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2012, and our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2012 and September 30, 2012; and

(c) Our Current Reports on Form 8-K filed on January 13, 2012 (two filings), January 23, 2012, February 9, 2012, March 1, 2012, March 14, 2012, March 27, 2012, March 29, 2012, April 4, 2012, April 13, 2012 (two

filings), May 15, 2012, May 18, 2012, June 12, 2012, June 13, 2012, July 13, 2012 (three filings), July 27, 2012, August 20, 2012, August 27, 2012, September 19, 2012, September 24, 2012, October 12, 2012 (two filings), November 21, 2012, December 4, 2012 (two filings), December 5, 2012, January 9, 2013, January 15, 2013 and January 16, 2013 (three filings).

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Office of the Secretary

JPMorgan Chase & Co.

270 Park Avenue

New York, New York 10017

212-270-4040

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the notes offered by this prospectus supplement for general corporate purposes. General corporate purposes may include the repayment of debt, investments in or extensions of credit to our subsidiaries, redemption of our securities or the financing of possible acquisitions or business expansion. We may invest the net proceeds temporarily or apply them to repay debt until we are ready to use them for their stated purpose.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges are as follows:

	Year Ended December 31
	2012	2011	2010	2009	2008
Earnings to Fixed Charges:
Excluding Interest on Deposits	4.21	3.60	3.51	2.47	1.17
Including Interest on Deposits	3.48	2.89	2.87	2.02	1.10

For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

DESCRIPTION OF THE NOTES

The following description of the particular terms of our Floating Rate Notes due         , which we refer to as the notes, supplements the description of the general terms of the debt securities set forth under the headings “Description of Debt Securities—General” and “Description of Debt Securities—Senior Debt Securities” in the attached prospectus. Capitalized terms used but not defined in this prospectus supplement have the meanings assigned in the attached prospectus or the senior indenture referred to in the attached prospectus.

The notes offered by this prospectus supplement will be issued under the senior indenture between us and Deutsche Bank Trust Company Americas. The notes will be initially limited to $                     aggregate principal amount and will mature on                     . The notes are a series of senior debt securities referred to in the attached prospectus. We have the right to issue additional notes of such series in the future. Any such additional notes will have the same terms as the notes being offered by this prospectus supplement but may be offered at a different offering price or have a different initial interest payment date than the notes being offered by this prospectus supplement. If issued, these additional notes will become part of the same series as the notes being offered by this prospectus supplement.

We will make all principal and interest payments on the notes in immediately available funds. All sales of the notes, including secondary market sales, will settle in immediately available funds.

The notes will bear interest at a floating annual rate equal to the three-month London Interbank offered rate (“Three-Month LIBOR”), determined as described below, plus             basis points (            %). Interest on the notes will accrue from             , 2013. We will pay interest on the notes in arrears on             ,             ,             and             of each year, beginning             , 2013. We refer to these dates as “interest payment dates”. Interest will be paid to the persons in whose names the notes are registered at the close of business on the second business day preceding each interest payment date.

For the purposes of calculating interest due on the notes:

•  “Three-Month LIBOR” means, with respect to any interest period, the rate (expressed as an annual rate) for deposits in U.S. dollars for a three-month period commencing on the first day of that interest period that appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the LIBOR determination date for that interest period. If such rate does not appear on the Reuters Screen LIBOR01 Page, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that interest period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with us), at approximately 11:00 a.m., London time on the LIBOR determination date for that interest period. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that interest period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, Three-Month LIBOR for that interest period will be the same as Three-Month LIBOR as determined for the previous interest period or, in the case of the first interest period, at an annual rate of             %. The establishment of Three-Month LIBOR for each interest period by the calculation agent shall (in the absence of manifest error) be final and binding.

We refer to the period beginning from and including             , 2013 and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date as an “interest period.” The amount of interest for each day the notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for that day by 360 and multiplying the result by the outstanding principal amount of the notes. The amount of interest to be paid on the notes for each interest period will be calculated by adding the Daily Interest Amounts for each day in the interest period. In the event that any interest payment date and interest reset date would otherwise fall on a day that is not a business day (as defined below), that interest payment date and interest reset date will be postponed to the next day that is a business day and interest will accrue to but excluding the date interest is paid. However, if the postponement would cause the day to fall in the next calendar month, the interest payment date and interest reset date will instead be brought forward to the immediately preceding business day. For purposes of this prospectus supplement, a “business day” is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York and London.

For the purposes of the notes:

•  “Calculation agent” means The Bank of New York Mellon, or any other firm appointed by us, acting as calculation agent.

•  “LIBOR determination date” means the second London business day immediately preceding the first day of the relevant interest period.

•  “London business day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

•  “Reuters Screen LIBOR01 Page” means the display designated on the Reuters Screen LIBOR01 Page (or such other page as may replace the Reuters Screen LIBOR01 Page on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

The interest rate on the notes will in no event be higher than the maximum rate permitted by applicable law.

The Bank of New York Mellon, as calculation agent, will, upon the request of the holder of any note, provide the interest rate then in effect. All calculations of the calculation agent, in the absence of manifest error, will be conclusive for all purposes and binding on us and holders of the notes.

We cannot redeem the notes prior to their maturity. No sinking fund is provided for the notes.

The notes and the senior indenture are governed by the laws of the State of New York.

The notes will be issued in denominations of $2,000 and larger integral multiples of $1,000. The notes will be represented by one or more permanent global notes registered in the name of DTC or its nominee, as described under “Book-Entry Issuance” in the attached prospectus.

Investors may elect to hold interests in the notes outside the United States through Clearstream Banking, Société Anonyme (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of Euroclear System (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems.

Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries will in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

CERTAIN UNITED STATES FEDERAL INCOME AND ESTATE TAX

CONSEQUENCES TO NON-UNITED STATES PERSONS

The following is a summary of certain United States federal income and estate tax consequences as of the date of this prospectus supplement regarding the purchase, ownership and disposition of the notes. Except where noted, this summary deals only with notes that are held as capital assets by a non-United States holder who purchases the notes upon original issuance at their initial offering price.

A “non-United States holder” means a person (other than a partnership) that is not any of the following for United States federal income tax purposes:

•  an individual citizen or resident of the United States;

•  a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•  an estate the income of which is subject to United States federal income taxation regardless of its source; or

•  a trust (1) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons, as defined in Section 7701(a) (30) of the Internal Revenue Code, have the authority to control all of its substantial decisions, or (2) that has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

If a partnership holds our notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our notes, you should consult your tax advisors.

This summary is based upon provisions of the Internal Revenue Code, and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal tax consequences different from those summarized below. This summary does not represent a detailed description of the United States federal tax consequences to you in light of your particular circumstances. In addition, it does not represent a detailed description of the United States federal tax consequences applicable to you if you are subject to special treatment under the United States federal tax laws (including if you are a United States expatriate, partnership or other pass-through entity, “controlled foreign corporation” or “passive foreign investment company”). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular United States federal tax consequences to you of the ownership of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

United States Federal Withholding Tax

The 30% United States federal withholding tax will not apply to any payment of interest on the notes under the “portfolio interest rule,” provided that:

•  interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

•  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Internal Revenue Code and United States Treasury regulations;

•  you are not a controlled foreign corporation that is related to us through stock ownership;

•  you are not a bank whose receipt of interest on the notes is described in Section 881(c) (3) (A) of the Internal Revenue Code; and

•  either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person, as defined in Section 7701(a) (30) of the Internal Revenue Code or (b) you hold the notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations.

Special certification rules apply to certain non-United States holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed:

•  IRS Form W-8BEN (or other applicable form) claiming an exemption from, or reduction in, withholding under the benefit of an applicable tax treaty; or

•  IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—United States Federal Income Tax”).

The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of the notes.

United States Federal Income Tax

If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment, then you will be subject to United States federal income tax on that interest on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided certain certification and disclosure requirements discussed above under “—United States Federal Withholding Tax” are satisfied), in the same manner as if you were a United States person, as defined in Section 7701(a) (30) of the Internal Revenue Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of such interest, subject to adjustments.

Any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:

•  the gain is effectively connected with your conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment; or

•  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

United States Federal Estate Tax

Your estate will not be subject to United States federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30%

United States federal withholding tax under the “portfolio interest rule” described above under “—United States Federal Withholding Tax” without regard to the statement requirement in the fifth bullet point of that section.

Information Reporting and Backup Withholding

Information reporting will generally apply to payments of interest and the amount of tax, if any, withheld with respect to such payments to you. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, no backup withholding will be required regarding payments that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person, as defined in Section 7701(a) (30) of the Internal Revenue Code, and we have received from you the statement described above in the fifth bullet point under “—United States Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will be required regarding the proceeds of the sale of a note made within the United States or conducted through certain United States related financial intermediaries, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person, as defined in Section 7701(a) (30) of the Internal Revenue Code, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Additional Withholding Requirements

Under legislation enacted in 2010 and administrative guidance, a 30% United States federal withholding tax may apply to interest income paid after December 31, 2013, and the gross proceeds from a disposition of a note occurring after December 31, 2016, in each case paid to (i) a “foreign financial institution” (as specifically defined in the legislation), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its United States “account” holders (as specifically defined in the legislation) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such substantial United States owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. You should consult your own tax advisor regarding this legislation and whether it may be relevant to your ownership and disposition of notes.

CERTAIN ERISA MATTERS

The notes may, subject to certain legal restrictions, be held by (i) an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, (ii) a “plan” that is subject to Section 4975 of the Internal Revenue Code, (iii) a plan, account or other arrangement that is subject to provisions under federal, state, local, non-U.S. or other laws or regulations that are similar to any such provisions of Title I of ERISA or Section 4975 of the Internal Revenue Code (“Similar Laws”) and (iv) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each of the foregoing described in clauses (i), (ii), (iii) and (iv) being referred to as a “Plan”). A fiduciary of any Plan must determine that the purchase, holding and disposition of an interest in the notes is consistent with its fiduciary duties and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code, or a violation under any applicable Similar Laws. By acceptance of a note, each purchaser and subsequent transferee of a note or any interest therein will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the acquisition and holding of the notes by such holder or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Internal Revenue Code and any Similar Laws to such investment, and whether an exemption therefrom would be applicable to the acquisition and holding of the notes.

UNDERWRITING

We and the underwriters named below have entered into an underwriting agreement relating to the offer and sale of the notes. In the underwriting agreement, we have agreed to sell to each underwriter severally, and each underwriter has agreed severally to purchase from us, the principal amount of notes that appears opposite the name of that underwriter below:

Underwriter	Principal Amount of Notes
J.P. Morgan Securities LLC	$

Total	$

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the notes from us, are several and not joint. Those obligations are also subject to the satisfaction of certain conditions in the underwriting agreement. The underwriters have agreed to purchase all of the notes if any of them are purchased.

The underwriters have advised us that they propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. After the initial public offering, the underwriters may change the public offering price and any other selling terms.

In the underwriting agreement, we have agreed that:

•  we will pay our expenses related to this offering, which we estimate will be $100,000; and

•  we will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Each underwriter has represented to us and agreed with us that it has not made and will not make an offer of the notes to the public in any member state of the European Economic Area which has implemented the Prospectus Directive (a “Relevant Member State”) from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”). However, an underwriter may make an offer of the notes to the public in that Relevant Member State at any time on or after the Relevant Implementation Date to any legal entity which is a qualified investor as defined in the Prospectus Directive, or in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that, in each case, no such offer of the notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of the foregoing, the expression an “offer of the notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State.

There is currently no public trading market for the notes. In addition, we have not applied and do not intend to apply to list the notes on any securities exchange or to have the notes quoted on a quotation system. Certain of the underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making in the notes at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market for the notes will develop, that you will be able to sell your notes at a particular time or that the price you receive when you sell your notes will be favorable.

Our affiliates, including J.P. Morgan Securities LLC, may use this prospectus supplement and the attached prospectus in connection with offers and sales of the notes in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

In connection with this offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Certain of the underwriters engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

The underwriting agreement provides that the closing will occur on                     , 2013, which is five business days after the date of this prospectus supplement. Rule 15c6-1 under the Securities Exchange Act of 1934 generally requires that securities trades in the secondary market settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to the third business day before delivery will be required, by virtue of the fact that the notes will settle in five business days, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Such purchasers should also consult their own advisors in this regard.

Conflicts of Interest

We own directly or indirectly all the outstanding equity securities of J.P. Morgan Securities LLC. The underwriting arrangements for this offering comply with the requirements of Rule 5121 of the regulations of the Financial Industry Regulatory Authority (“FINRA”) regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with Rule 5121, J.P. Morgan Securities LLC may not make sales in this offering to any discretionary account without the prior approval of the customer.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of JPMorgan Chase for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of JPMorgan Chase for the three-month periods ended March 31, 2012 (restated) and 2011, for the three-month and six-month periods ended June 30, 2012 and 2011 and for the three-month and nine-month periods ended September 30, 2012 and 2011, incorporated in this prospectus supplement by reference to our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2012 filed with the SEC on August 9, 2012 (the “March 2012 Quarterly Report Amendment”), our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 filed with the SEC on August 9, 2012 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed with the SEC on November 8, 2012, respectively, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 10, 2012 (except for the effects of the restatement described in Note 1 to our unaudited Consolidated Financial Statements as at and for the three months ended March 31, 2012 (restated) and 2011 contained in the March 2012 Quarterly Report Amendment, as to which the date is August 9, 2012), August 9, 2012 and November 8, 2012, also incorporated by reference in this prospectus supplement, state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

LEGAL OPINIONS

Simpson Thacher & Bartlett LLP, New York, New York, will deliver an opinion for us regarding the validity of the notes. Cravath, Swaine & Moore LLP, New York, New York, will provide a similar opinion for the underwriters. Cravath, Swaine & Moore LLP has represented and continues to represent us and our subsidiaries in a substantial number of matters on a regular basis.

Prospectus

JPMORGAN CHASE & CO.

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Units

These securities may be offered from time to time, in amounts, on terms and at prices that will be determined at the time they are offered for sale. These terms and prices will be described in more detail in one or more supplements to this prospectus, which will be distributed at the time the securities are offered.

You should read this prospectus and any supplement carefully before you invest.

This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

The securities may be sold to or through underwriters, through dealers or agents, directly to purchasers or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the applicable prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated October 13, 2010

SUMMARY

This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the terms of our securities, you should carefully read:

•	this prospectus, which explains the general terms of the securities we may offer;

•	the attached prospectus supplement, which gives the specific terms of the particular securities we are offering and may change or update information in this prospectus; and

•	the documents we have referred you to in “Where You Can Find More Information About JPMorgan Chase” on page 7 for information about our company and our financial statements.

Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

JPMorgan Chase & Co.

JPMorgan Chase & Co., which we refer to as “JPMorgan Chase,” “we” or “us,” is a financial holding company incorporated under Delaware law in 1968. We are a leading global financial services firm and one of the largest banking institutions in the United States, with approximately $2.0 trillion in assets, approximately $171.1 billion in total stockholders’ equity and operations in more than 60 countries as of June 30, 2010. To find out how to obtain more information about us, see “Where You Can Find More Information About JPMorgan Chase” on page 7 of this prospectus.

Our principal executive offices are located at 270 Park Avenue, New York, New York 10017 and our telephone number is (212) 270-6000.

The Securities We May Offer

This prospectus is part of a registration statement (the “registration statement”) that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we may offer from time to time an indeterminate amount of any of the following securities:

•	debt;

•	preferred stock;

•	depositary shares;

•	common stock;

•	warrants; and

•	units.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add to, update or change information contained in this prospectus. References to this prospectus or the prospectus supplement also means the information contained in other documents we have filed with the SEC and have referred you to in this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely on the prospectus supplement. You should read this prospectus, the applicable prospectus supplement and the additional information that we refer you to, as discussed under “Where You Can Find More Information About JPMorgan Chase” on page 7 of this prospectus.

Debt Securities

We may use this prospectus and an applicable prospectus supplement to offer our unsecured general debt obligations, which may be senior or subordinated. The senior debt securities will have the same rank as all of our other unsecured, unsubordinated debt. The subordinated debt securities will be entitled to payment only after payment on our “Senior Indebtedness,” which includes the senior debt securities. In addition, under certain circumstances relating to our dissolution, winding-up, liquidation, reorganization or insolvency, the subordinated debt securities will be entitled to payment only after the payment of claims relating to “Additional Senior Obligations.” For the definitions of Senior Indebtedness and Additional Senior Obligations, see “Description of Debt Securities—Subordinated Debt Securities—Subordination” beginning on page 16 below.

New series of senior debt securities will be issued under an indenture between us and Deutsche Bank Trust Company Americas, as trustee. New series of subordinated debt securities will be issued under an indenture between us and U.S. Bank Trust National Association, as trustee. We have summarized below certain general features of the debt securities from the indentures. We encourage you to read the indentures, which are exhibits to the registration statement.

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that JPMorgan Chase may be recognized, and receives payment, as a creditor of those subsidiaries. Claims of our subsidiaries’ creditors other than JPMorgan Chase include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities loaned or sold under repurchase agreements, commercial paper and other borrowed funds.

General Indenture Provisions that Apply to the Senior Debt Securities and the Subordinated Debt Securities

•	Each indenture allows us to issue different types of debt securities, including indexed securities.

•

Neither of the indentures limits the amount of debt securities that we may issue or provides you with any protection should there be a highly leveraged transaction, recapitalization or restructuring involving JPMorgan Chase.

•

The indentures allow us to consolidate or merge with another corporation, or to convey, transfer or lease all or substantially all of our assets to another corporation. If one of these events occurs, the other corporation will be required to assume our responsibilities relating to the debt securities, and, except in the case of a lease, we will be released from all liabilities and obligations.

•

The indentures provide that holders of a majority of the total principal amount of outstanding debt securities of any series may vote to change certain of our obligations or certain of your rights concerning the debt securities of that series. However, to change the amount or timing of principal, interest or other payments under the debt securities of a series, every holder in the series affected by the change must consent.

•

If an event of default (as described below) occurs with respect to any series of debt securities, the trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount of the series immediately payable. However, holders of a majority of the principal amount may rescind this action.

General Indenture Provisions that Apply Only to Senior Debt Securities

We have agreed in the indenture applicable to the senior debt securities, which we refer to as the “senior indenture,” that we and our subsidiaries will not sell, assign, transfer, grant a security interest in or otherwise dispose of the voting stock of JPMorgan Chase Bank, National Association, which we refer to as the “Bank,” and that the Bank will not issue its voting stock, unless the sale or issuance is for fair market value and we and our subsidiaries would own at least 80% of the voting stock of the Bank following the sale or issuance. This covenant would not prevent us from completing a merger, consolidation or sale of substantially all of our assets. In addition, this covenant would not prevent the merger or consolidation of the Bank into another domestic bank if JPMorgan Chase and its subsidiaries would own at least 80% of the voting stock of the successor entity after the merger or consolidation.

If we satisfy certain conditions in the senior indenture, we may discharge that indenture at any time by depositing with the trustee sufficient funds or government obligations to pay the senior debt securities when due.

Events of Default. The senior indenture provides that the following are events of default with respect to any series of senior debt securities:

•	default in the payment of interest on any senior debt securities of that series and continuance of that default for 30 days;

•	default in the payment of principal of, or premium, if any, on, any senior debt securities of that series at maturity;

•	default in the deposit of any sinking fund payment on that series of senior debt securities and continuance of that default for five days;

•

failure by us for 90 days after notice by the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series to perform any of the other covenants or warranties in the senior indenture applicable to that series;

•	specified events of bankruptcy, reorganization or insolvency of JPMorgan Chase or the Bank; and

•	any other event of default specified with respect to senior debt securities of that series.

Each series of senior debt securities issued prior to November 1, 2007 (A) includes additional events of default applicable in the event that (i) we default in the payment of principal when due on JPMorgan Chase debt in excess of a specified amount or (ii) the maturity of more than a specified amount of our debt is accelerated and the acceleration is not rescinded and (B) provides a shorter grace period for a covenant breach than provided above. Certain series of debt securities that we assumed in connection with our merger with The Bear Stearns Companies LLC (formerly known as The Bear Stearns Companies Inc.), which we refer to as “Bear Stearns,” include additional events of default as well. Accordingly, the senior debt securities offered by use of this prospectus will not have the benefit of the additional events of default and shorter covenant breach grace period applicable to some of our senior debt.

General Indenture Provisions that Apply Only to Subordinated Debt Securities

The subordinated debt securities will be subordinated to all “Senior Indebtedness,” which includes all indebtedness for money borrowed by us, except indebtedness that is stated not to be senior to, or that is stated to have the same rank as, the subordinated debt securities or other securities having the same rank as or that are subordinated to the subordinated debt securities.

Upon our dissolution, winding-up, liquidation, reorganization or insolvency, creditors holding “Additional Senior Obligations” would also be entitled to full payment before we could distribute any amounts to holders of the subordinated debt securities. Additional Senior Obligations include indebtedness for claims under derivative products, including interest and foreign exchange and commodity contracts, but exclude claims in respect of Senior Indebtedness or claims in respect of subordinated obligations.

At June 30, 2010, approximately $191.4 billion of Senior Indebtedness and Additional Senior Obligations were outstanding.

Events of Default. The indenture for the subordinated debt securities, which we refer to as the “subordinated indenture,” provides that the following are events of default with respect to any series of subordinated debt securities:

•	specified events of bankruptcy, reorganization or insolvency of JPMorgan Chase; and

•	any other event specified with respect to subordinated debt securities of that series.

Preferred Stock and Depositary Shares

We may use this prospectus and an applicable prospectus supplement to offer our preferred stock, par value $1 per share, in one or more series. We will determine the dividend, voting, conversion and other rights of the series being offered, and the terms and conditions relating to the offering and sale of the series, at the time of the offer and sale. We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.

Common Stock

We may use this prospectus and an applicable prospectus supplement to offer our common stock, par value $1 per share. Subject to the rights of holders of our preferred stock, holders of our common stock are entitled to receive dividends when declared by our board of directors (which may also refer to a board committee). Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights or cumulative voting rights.

Warrants

We may use this prospectus and an applicable prospectus supplement to offer warrants for the purchase of debt securities, preferred stock or common stock, which we refer to as “securities warrants.” We may also offer warrants for the cash value in U.S. dollars of the right to purchase or sell foreign or composite currencies, which we refer to as “currency warrants.” We may issue warrants independently or together with other securities.

Units

We may use this prospectus and an applicable prospectus supplement to offer any combination of debt securities, preferred stock, depositary shares, common stock and warrants issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property together as units. In the applicable prospectus supplement, we will describe the particular combination of debt securities, preferred stock, depositary shares, common stock and warrants issued by us, or debt obligations or other securities of an entity affiliated or not affiliated with us or other property constituting any units, and any other specific terms of the units.

Conflicts of Interest

J.P. Morgan Securities LLC is an affiliate of JPMorgan Chase & Co. and, as such, is deemed to have a “conflict of interest” in any offering pursuant to this prospectus within the meaning of NASD Rule 2720 (“Rule 2720”). Consequently, any offer or sale of offered securities will be conducted in compliance with the provisions of Rule 2720. J.P. Morgan Securities LLC is not permitted to sell securities pursuant to this prospectus to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

AND PREFERRED STOCK DIVIDEND REQUIREMENTS

Our consolidated ratios of earnings to fixed charges and our consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements are as follows:

	Six Months Ended June 30, 2010	Year Ended December 31,
		2009	2008	2007	2006	2005
Earnings to Fixed Charges:
Excluding Interest on Deposits	3.48	2.47	1.17	1.95	1.93	1.75
Including Interest on Deposits	2.82	2.02	1.10	1.50	1.52	1.46
Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements:
Excluding Interest on Deposits	3.17	1.88	1.12	1.95	1.93	1.74
Including Interest on Deposits	2.63	1.66	1.07	1.50	1.52	1.46

For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

WHERE YOU CAN FIND MORE INFORMATION

ABOUT JPMORGAN CHASE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the website maintained by the SEC at http://www.sec.gov. Our filings can also be inspected and printed or copied, for a fee, at the SEC’s public reference room, 100 F Street N.E., Washington, D.C. 20549, or you can contact that office by phone: (800) SEC-0330. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Such documents, reports and information are also available on our website: http://www.jpmorgan.com. Information on our website does not constitute part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information.

We incorporate by reference (i) the documents listed below and (ii) any future filings we make with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed, other than, in each case, those documents or the portions of those documents which are furnished and not filed:

(a) Our Annual Report on Form 10-K for the year ended December 31, 2009;

(b) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010;

(c) Our Current Reports on Form 8-K filed on January 15, 2010, January 25, 2010, April 1, 2010, April 14, 2010, May 20, 2010, May 26, 2010, June 24, 2010 (two filings), July 15, 2010 and July 22, 2010; and

(d) The descriptions of our common stock contained in our Registration Statement filed under Section 12 of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating that description, and any other Registration Statement on Form 8-A relating to any securities offered by this prospectus.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Office of the Secretary

JPMorgan Chase & Co.

270 Park Avenue

New York, New York 10017

212-270-4040

You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with any other information. We are not making an offer of securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

IMPORTANT FACTORS THAT MAY AFFECT FUTURE RESULTS

From time to time, we have made and will make forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results or aspirations. Our disclosures in this prospectus, any prospectus supplement and any documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We also may make forward-looking statements in other documents filed or furnished with the SEC. In addition, our senior management may make forward-looking statements orally to analysts, investors, representatives of the media and others.

All forward-looking statements are, by their nature, subject to risks and uncertainties, many of which are beyond our control. JPMorgan Chase’s actual future results may differ materially from those set forth in our forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ from those in the forward-looking statements:

•	local, regional and international business, economic and political conditions and geopolitical events;

•	changes in financial services regulation;

•	changes in trade, monetary and fiscal policies and laws;

•	securities and capital markets behavior, including changes in market liquidity and volatility;

•	changes in investor sentiment or consumer spending or savings behavior;

•	our ability to manage our liquidity effectively;

•	credit ratings assigned to us or our subsidiaries;

•	our reputation;

•	our ability to deal effectively with an economic slowdown or other economic or market difficulty;

•	technology changes instituted by us, our counterparties or competitors;

•	mergers and acquisitions, including our ability to integrate acquisitions;

•

our ability to develop new products and services, and the extent to which products or services previously sold by us require us to incur liabilities or absorb losses not contemplated at their initiation or origination;

•	acceptance of our new and existing products and services by the marketplace and our ability to increase market share;

•	our ability to attract and retain employees;

•	our ability to control expense;

•	competitive pressures;

•	changes in the credit quality of our customers and counterparties;

•	adequacy of our risk management framework;

•	changes in laws and regulatory requirements;

•	adverse judicial proceedings;

•	changes in applicable accounting policies;

•	our ability to determine accurate values of certain assets and liabilities; and

•

occurrence of natural or man-made disasters or calamities or conflicts, including any effect of any such disasters, calamities or conflicts on our power generation facilities and our other commodity-related activities.

Additional factors that may cause future results to differ materially from forward-looking statements can be found in portions of our periodic and current reports filed with the SEC and incorporated by reference in this prospectus. These factors include, for example, those discussed under the caption “Risk Factors” in our most recent annual and quarterly reports, to which reference is hereby made.

Any forward-looking statements made by or on behalf of us in this prospectus, any applicable prospectus supplement or in a document incorporated by reference into this prospectus speak only as of the date of this prospectus, the prospectus supplement or the document incorporated by reference, as the case may be. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement for general corporate purposes. General corporate purposes may include the repayment of debt, investments in or extensions of credit to our subsidiaries, redemption of our securities or the financing of possible acquisitions or business expansion. We may invest the net proceeds temporarily or apply them to repay debt until we are ready to use them for their stated purpose.

DESCRIPTION OF DEBT SECURITIES

General

We have described below some general terms that may apply to the debt securities we may offer by use of this prospectus and an applicable prospectus supplement. We will describe the particular terms of any debt securities we offer to you in the prospectus supplement relating to those debt securities.

The debt securities will be either senior debt securities or subordinated debt securities. We will issue the senior debt securities under a senior indenture between us and Deutsche Bank Trust Company Americas, as trustee. We will issue the subordinated debt securities under a subordinated indenture between us and U.S. Bank Trust National Association, as trustee.

The following summary is not complete. You should refer to the indentures, copies of which are exhibits to the registration statement.

The indentures do not limit the amount of debt securities that we may issue. Each of the indentures provides that we may issue debt securities up to the principal amount we authorize from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all Senior Indebtedness as defined below under “— Subordinated Debt Securities — Subordination.” In addition, under certain circumstances relating to our dissolution, winding-up, liquidation, reorganization or insolvency, the subordinated debt securities will be junior to all Additional Senior Obligations, as defined and to the extent set forth below under “— Subordinated Debt Securities — Subordination.”

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that JPMorgan Chase is recognized, and receives payment, as a creditor of those subsidiaries. Claims of our subsidiaries’ creditors other than JPMorgan Chase include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities sold or loaned under repurchase agreements, commercial paper and other borrowed funds.

We may issue the debt securities in one or more separate series of senior debt securities and/or subordinated debt securities. We will specify in the prospectus supplement relating to the particular series of debt securities being offered the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title and type of the debt securities;

•	any limit on the aggregate principal amount or aggregate initial offering price of the debt securities;

•	the purchase price of the debt securities;

•	the dates on which the principal of the debt securities will be payable and the amount payable upon acceleration;

•

the interest rates of the debt securities, including the interest rates, if any, applicable to overdue payments, or the method for determining those rates, and the interest payment dates for the debt securities;

•	the places where payments may be made on the debt securities;

•	any mandatory or optional redemption provisions applicable to the debt securities;

•	any sinking fund or similar provisions applicable to the debt securities;

•	the authorized denominations of the debt securities, if other than $1,000 and integral multiples of $1,000;

•

if denominated in a currency other than U.S. dollars, the currency or currencies, including composite currencies, in which payments on the debt securities will be payable (which currencies may be different for principal, premium and interest payments);

•	any conversion or exchange provisions applicable to the debt securities;

•	any addition to, deletion from or change in the events of default applicable to the debt securities;

•	any addition to, deletion from or change in the covenants applicable to the debt securities; and

•	any other specific terms of the debt securities.

We may issue some of the debt securities as original issue discount debt securities. Original issue discount debt securities will bear no interest or will bear interest at a below-market rate and will be sold at a discount below their stated principal amount. The prospectus supplement will contain any special tax, accounting or other information relating to original issue discount debt securities. If we offer other kinds of debt securities, including debt securities linked to an index or payable in currencies other than U.S. dollars, the prospectus supplement relating to those debt securities will also contain any special tax, accounting or other information relating to those debt securities.

We will issue the debt securities only in registered form without coupons. The indentures permit us to issue debt securities of a series in certificated form or in permanent global form. You will not be required to pay a service charge for any transfer or exchange of debt securities, but we may require payment of any taxes or other governmental charges.

We will pay principal of, and premium, if any, and interest, if any, on the debt securities at the corporate trust office of our paying agent, The Bank of New York Mellon, in New York City. You may also make transfers or exchanges of debt securities at that location. We also have the right to pay interest on any debt securities by check mailed to the registered holders of the debt securities at their registered addresses. In connection with any payment on a debt security, we may require the holder to certify information to JPMorgan Chase. In the absence of that certification, we may rely on any legal presumption to enable us to determine our responsibilities, if any, to deduct or withhold taxes, assessments or governmental charges from the payment.

The indentures do not limit our ability to enter into a highly leveraged transaction or provide you with any special protection in the event of such a transaction. In addition, neither of the indentures provides special protection in the event of a sudden and dramatic decline in our credit quality resulting from a takeover, recapitalization or similar restructuring of JPMorgan Chase.

We may issue debt securities upon the exercise of securities warrants or upon exchange or conversion of exchangeable or convertible debt securities. The prospectus supplement will describe the specific terms of any of those securities warrants or exchangeable or convertible securities. It will also describe the specific terms of the debt securities or other securities issuable upon the exercise, exchange or conversion of those securities. See “Description of Securities Warrants” below.

Each of the indentures contains a provision that, if made applicable to any series of senior or subordinated debt securities, respectively, permits us to elect:

•	defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any debt securities of that series then outstanding, and/or

•

covenant defeasance, which would release us from our obligations under specified covenants, including, with respect to any series of senior securities, the covenant described under “Senior Debt Securities—Limitation on Disposition of Stock of the Bank”, and the consequences of the occurrence of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must deposit in trust with the respective trustee money and/or U.S. government obligations (as defined below) which, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full those senior or subordinated debt securities, as the case may be. As used in the indentures, “U.S. government obligations” are: (1) direct obligations of the United States or of an agency or instrumentality of the United States, in either case that are, or are guaranteed as, full faith and credit obligations of the United States and that are not redeemable by the issuer; and (2) certain depositary receipts with respect to an obligation referred to in clause (1).

As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the senior or subordinated debt securities, as the case may be, will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance but not covenant defeasance, must refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or be based upon a change in applicable federal income tax law.

If we exercise our covenant defeasance option with respect to a particular series of debt securities, then even if there were a default under the defeased covenant, payment of those debt securities could not be accelerated. We may exercise our defeasance option with respect to a particular series of debt securities even if we previously had exercised our covenant defeasance option. If we exercise our defeasance option, payment of those debt securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those debt securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

We and the trustees may modify either indenture with the consent of the holders of not less than a majority in principal amount of each series of outstanding debt securities affected by the modification. However, without the consent of each affected holder, no such modification may:

•	change the stated maturity of any debt security;

•	reduce the principal amount of, or premium, if any, on, any debt security;

•	change the rate or method of computation of the interest on any debt security;

•	reduce the amount of the principal of an original issue discount debt security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	change the currency or currencies in which any debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on a debt security on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or any waiver under the applicable indenture; or

•	change the provisions in the applicable indenture that relate to its modification or amendment.

In addition, we and the trustees may amend either indenture without the consent of the holders of debt securities of any series for any of the following purposes:

•	to evidence the succession of another company to us;

•	to add to our covenants or to surrender any right or power conferred upon us;

•	to add any additional events of default;

•	to permit or facilitate the issuance of debt securities in bearer form, certificated form or global form;

•

to add to, change or eliminate any of the provisions of the applicable indenture in respect of all or any series of debt securities, provided that any such addition, change or elimination will neither (i) apply to any debt security issued prior to the execution of such amendment and entitled to the benefit of such provision nor (ii) modify the rights of the holders of any such debt securities with respect to such provision;

•

to conform the text of the applicable indenture or any debt securities to any provision of the “Description of Debt Securities” in this prospectus or a similarly captioned section in any applicable prospectus supplement relating to the offering of debt securities;

•	to provide security for or a guarantee of any series of debt securities;

•	to establish the form or terms of any series of debt securities;

•	to provide for successor trustees or the appointment of more than one trustee; or

•

to cure any ambiguity, to correct or supplement any provision of the applicable indenture which may be inconsistent with any other provision thereof, or to make any other provisions as we may deem necessary or desirable, provided such amendment does not adversely affect the interests of the holders of any series of debt securities in any material respect.

We may, without the consent of the holders of any debt securities, consolidate or merge with any other person or convey, transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into JPMorgan Chase, provided that:

(1) the successor is a corporation organized under U.S. laws;

(2) the successor, if not us, assumes our obligations on the debt securities and under the indentures;

(3) after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

(4) other specified conditions are met.

Senior Debt Securities

The senior debt securities will be direct, unsecured general obligations of JPMorgan Chase and will constitute Senior Indebtedness of JPMorgan Chase. For a definition of “Senior Indebtedness,” see “— Subordinated Debt Securities — Subordination” below.

Limitation on Disposition of Stock of the Bank. Unless otherwise specified in the prospectus supplement relating to a particular series of debt securities, the senior indenture contains a covenant by us that, so long as any of the senior debt securities are outstanding, neither we nor any Intermediate Subsidiary (as defined below) will sell, assign, grant a security interest in or otherwise dispose of any shares of voting stock of the Bank, or any securities convertible into, or options, warrants or rights to purchase shares of voting stock of the Bank, except to JPMorgan Chase or an Intermediate Subsidiary. In addition, the covenant provides that neither we nor any Intermediate Subsidiary will permit the Bank to issue any shares of its voting stock, or securities convertible into, or options, warrants or rights to purchase shares of its voting stock, nor will we permit any Intermediate Subsidiary that owns any shares of voting stock of the Bank, or securities convertible into, or options, warrants or rights to purchase shares of the Bank’s voting stock, to cease to be an Intermediate Subsidiary.

The above covenant is subject to our rights in connection with a consolidation or merger of JPMorgan Chase with another person or a conveyance, transfer or lease of all or substantially all of our assets to another person. The covenant also will not apply if both:

(1) the disposition in question is made for fair market value, as determined by the board of directors of JPMorgan Chase or the Intermediate Subsidiary; and

(2) after giving effect to the disposition, we and any one or more of our Intermediate Subsidiaries will collectively own at least 80% of the issued and outstanding voting stock of the Bank or any successor to the Bank, free and clear of any security interest.

The above covenant also does not restrict the Bank from being consolidated with or merged into another domestic banking institution if, after the merger or consolidation, (A) JPMorgan Chase, or its successor, and any one or more Intermediate Subsidiaries own at least 80% of the voting stock of the resulting bank and (B) treating for purposes of the indenture the resulting bank as the Bank, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing.

The senior indenture defines an “Intermediate Subsidiary” as a subsidiary (1) that is organized under the laws of any domestic jurisdiction and (2) of which all the shares of capital stock, and all securities convertible into, and options, warrants and rights to purchase shares of capital stock, are owned directly by JPMorgan Chase, free and clear of any security interest. As used above, “voting stock” means a class of stock having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees irrespective of the happening of a contingency.

Defaults and Waivers. Unless otherwise specified in the prospectus supplement relating to a particular series of debt securities, the senior indenture defines an event of default with respect to any series of senior debt securities as any one of the following events:

(1) default in the payment of interest on any senior debt securities of that series and continuance of that default for 30 days;

(2) default in the payment of principal of, or premium, if any, on, any senior debt securities of that series at maturity;

(3) default in the deposit of any sinking fund payment on that series of senior debt securities and continuance of that default for five days;

(4) failure by us for 90 days after notice by the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series to perform any of the other covenants or warranties in the senior indenture applicable to that series;

(5) specified events of bankruptcy, insolvency or reorganization of JPMorgan Chase or the Bank; and

(6) any other event of default specified with respect to senior debt securities of that series.

Each series of our senior debt securities created prior to November 1, 2007 (A) includes additional events of default applicable in the event that (i) we default in the payment of principal when due on JPMorgan Chase debt in excess of a specified amount or (ii) the maturity of more than a specified amount of our debt is accelerated and the acceleration is not rescinded and (B) provides a shorter grace period for a covenant breach than provided above. Certain series of debt securities that we assumed in connection with our merger with Bear Stearns include additional events of default as well. Accordingly, new series of senior debt securities offered by use of this prospectus will not have the benefit of the additional events of default and shorter covenant breach grace period applicable to some of our senior debt securities.

If any event of default with respect to senior debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series may declare the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series to be due and payable immediately. No such declaration is required upon certain specified events of bankruptcy, reorganization or insolvency. Subject to the conditions set forth in the indenture, the holders of a majority in principal amount of the outstanding senior debt securities of that series may annul the declaration and waive past defaults, except uncured payment defaults and other specified defaults.

We will describe in the prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default.

The senior indenture requires the trustee, within 90 days after the occurrence of a default known to it with respect to any outstanding series of senior debt securities, to give the holders of that series notice of the default if uncured or not waived. The trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders. However, the trustee may not withhold the notice in the case of a default in the payment of principal, interest or any sinking or purchase fund installment. The trustee may not give the above notice until at least 60 days after the occurrence of a default in the performance of a covenant in the senior indenture, other than a covenant to make payment. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to senior debt securities of that series.

Other than the duty to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of senior debt securities, unless the holders have offered to the trustee reasonable security or indemnity. The senior indenture provides that the holders of a majority in principal amount of outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee may decline to act if the direction is contrary to law or the senior indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

The senior indenture includes a covenant requiring us to file annually with the trustee a certificate of no default, or specifying any default that exists.

Subordinated Debt Securities

The subordinated debt securities will be direct, unsecured general obligations of JPMorgan Chase. The subordinated debt securities will be subordinate and junior in right of payment to all Senior Indebtedness and, in certain circumstances described below relating to our dissolution, winding-up, liquidation, reorganization or insolvency, to all Additional Senior Obligations. The subordinated indenture does not limit the amount of debt, including Senior Indebtedness or Additional Senior Obligations, we may incur. As of June 30, 2010, Senior Indebtedness and Additional Senior Obligations totaled approximately $191.4 billion.

Unless otherwise provided in the prospectus supplement relating to a particular series of subordinated debt securities, holders of the subordinated debt securities may not accelerate the maturity of the subordinated debt securities, except in the event of our bankruptcy, reorganization or insolvency, and may not accelerate the subordinated debt securities if we fail to pay interest or fail to perform any other agreement in the subordinated debt securities or the subordinated indenture. See “— Defaults and Waivers” below.

Subordination. The subordinated debt securities will be subordinate and junior in right of payment to all Senior Indebtedness and, under certain circumstances described below, to all Additional Senior Obligations.

The subordinated indenture defines “Senior Indebtedness” to mean the principal of, and premium, if any, and interest on all indebtedness for money borrowed by us, whether outstanding on the date the subordinated indenture became effective or created, assumed or incurred after that date, including all indebtedness for money borrowed by another person that we guarantee. However, Senior Indebtedness does not include indebtedness that is stated not to be senior to or to have the same rank as the subordinated debt securities or other securities having the same rank as or that are subordinated to the subordinated debt securities. In particular, Senior Indebtedness does not include (A) outstanding subordinated indebtedness that we assumed in connection with our merger with Bear Stearns or with other entities, (B) the subordinated notes under the amended and restated indenture, dated as of December 15, 1992, as amended, between us and U.S. Bank Trust National Association, as trustee, and (C) other debt of JPMorgan Chase that is expressly stated to have the same rank as or not to rank superior to the subordinated debt securities or other securities having the same rank as or that are subordinated to the subordinated debt securities.

The subordinated indenture defines “Additional Senior Obligations” to mean all indebtedness of JPMorgan Chase, whether outstanding on the date the subordinated indenture became effective or created, assumed or incurred after that date, for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, except claims in respect of Senior Indebtedness and except claims in respect of obligations that are expressly stated to have the same rank as or not to rank senior to the subordinated debt securities. For purposes of this definition, “claim” shall have the meaning assigned in Section 101(4) of the United States Bankruptcy Code and in effect on the date of execution of the subordinated indenture.

Under the subordinated indenture, we may not make any payment on the subordinated debt securities in the event:

•	we have failed to make full payment of all amounts of principal, and premium, if any, and interest, if any, due on all Senior Indebtedness; or

•

there shall exist any event of default on any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof or any event which, with notice or lapse of time or both, would become such an event of default.

In addition, upon our dissolution, winding-up, liquidation, reorganization or insolvency:

•

we must pay to the holders of Senior Indebtedness the full amounts of principal of, and premium, if any, and interest, if any, on the Senior Indebtedness before any payment or distribution is made on the subordinated debt securities, and

•

if, after we have made those payments on the Senior Indebtedness, there are amounts available for payment on the subordinated debt securities and creditors in respect of Additional Senior Obligations have not received their full payments, then we will first use such amounts to pay in full all Additional Senior Obligations before we may make any payment on the subordinated debt securities.

No series of our subordinated debt securities described above (other than our junior subordinated indebtedness and our Capital Efficient Notes issued in connection with the issuance of securities by our capital trust subsidiaries) is subordinated to any other series of subordinated debt securities or to any other subordinated indebtedness of JPMorgan Chase referred to above. However, due to the subordination provisions of the various series of subordinated indebtedness issued by us and our predecessor institutions, and, in particular the fact that some, but not all, of our outstanding subordinated indebtedness is subordinated in some circumstances to Additional Senior Obligations (or to our derivative obligations or general obligations, as defined in the relevant indentures governing such subordinated indebtedness issued by us or our predecessor institutions), in the event of a dissolution, winding-up, liquidation, reorganization or insolvency, holders of the subordinated debt securities that may be offered by use of this prospectus and an applicable prospectus supplement may recover less, ratably, than holders of some of our other series of outstanding subordinated indebtedness and more, ratably, than holders of other series of our outstanding subordinated indebtedness.

No Limitation on Disposition of Voting Stock of the Bank. The subordinated indenture does not contain a covenant prohibiting us from selling or otherwise disposing of any shares of voting stock of the Bank, or securities convertible into, or options, warrants or rights to purchase shares of voting stock of the Bank. The subordinated indenture also does not prohibit the Bank from issuing any shares of its voting stock or securities convertible into, or options, warrants or rights to purchase shares of its voting stock.

Defaults and Waivers. Unless otherwise specified in the prospectus supplement relating to a particular series of debt securities, the subordinated indenture defines an event of default with respect to any series of subordinated debt securities as follows:

•	specified events of bankruptcy, reorganization or insolvency of JPMorgan Chase;

•	any other event specified with respect to subordinated debt securities of that series.

If any event of default with respect to subordinated debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding subordinated debt securities of that series may declare the principal amount (or, if the subordinated debt securities of that series are original issue discount subordinated debt securities, a specified portion of the principal amount) of all subordinated debt securities of that series to be due and payable immediately. No such declaration is required upon certain specified events of bankruptcy, reorganization or insolvency. Subject to the conditions set forth in the subordinated indenture, the holders of a majority in principal amount of the outstanding subordinated debt securities of that series may annul the declaration and waive past defaults, except uncured payment defaults.

We will describe in the prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount subordinated debt securities upon an event of default. In the event of the bankruptcy, liquidation, reorganization or insolvency of JPMorgan Chase, any right to enforce that payment in cash would be subject to the broad equity powers of a federal bankruptcy court and to its determination of the nature and status of the payment claims of the holders of the subordinated debt securities.

Unless otherwise provided in the prospectus supplement relating to a particular series of subordinated debt securities, there will be no right of acceleration of the payment of principal of the subordinated debt securities of that series upon a default in the payment of principal or interest or a default in the performance of any covenant or agreement in the subordinated debt securities or the subordinated indenture. In the event of a default in the payment of principal, interest or a default in the performance of any covenant or agreement in the subordinated debt securities or the subordinated indenture, the trustee may, subject to specified limitations and conditions, seek to enforce that payment or the performance of that covenant or agreement.

The subordinated indenture requires the trustee, within 90 days after the occurrence of a default known to it with respect to any outstanding series of subordinated debt securities, to give the holders of that series notice of the default if uncured or not waived. The trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders. However, the trustee may not withhold the notice in the case of a payment default. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to subordinated debt securities of that series.

Other than the duty to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the subordinated indenture at the request or direction of any of the holders of subordinated debt securities, unless the holders have offered to the trustee reasonable security or indemnity. The subordinated indenture provides that the holders of a majority in principal amount of outstanding subordinated debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee may decline to act if the direction is contrary to law or the subordinated indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

The subordinated indenture includes a covenant requiring us to file annually with the trustee a certificate of no default, or specifying any default that exists.

Information Concerning The Trustees

We and our subsidiaries may maintain deposits or conduct other banking transactions with the trustees under the senior indenture and the subordinated indenture in the ordinary course of business. Deutsche Bank Trust Company Americas is a trustee under certain of our existing indentures pursuant to which we have issued and outstanding series of senior debt securities. U.S. Bank Trust National Association is a trustee under certain of our existing indentures pursuant to which we have issued and outstanding series of subordinated debt securities.

DESCRIPTION OF PREFERRED STOCK

General

Under our certificate of incorporation, our board of directors is authorized, without further stockholder action, to issue up to 200,000,000 shares of preferred stock, $1 par value per share, in one or more series, and to determine the voting powers and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of each series. We may amend our certificate of incorporation to increase or decrease the number of authorized shares of preferred stock in a manner permitted by our certificate of incorporation and the Delaware General Corporation Law. As of the date of this prospectus, we have the following issued and outstanding series of preferred stock:

•	Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I; and

•	8.625% Non-Cumulative Preferred Stock, Series J.

We will describe the particular terms of any series of preferred stock being offered in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the number of shares being offered;

•	the title and liquidation preference per share;

•	the purchase price;

•	the dividend rate or method for determining that rate;

•	the dates on which dividends will be paid;

•	whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;

•	any applicable redemption or sinking fund provisions;

•	any applicable conversion provisions;

•	whether we have elected to offer depositary shares with respect to that series of preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to that series of preferred stock.

If the terms of any series of preferred stock being offered differ from the terms set forth below, we will also disclose those different terms in the prospectus supplement relating to that series of preferred stock. The following summary is not complete. You should also refer to our certificate of incorporation and to the certificate of designations relating to the series of the preferred stock being offered for the complete terms of that series of preferred stock. A form of certificate of designations is filed as an exhibit to the registration statement. We will file the certificate of designations with respect to the particular series of preferred stock being offered with the SEC promptly after the offering of that series of preferred stock.

The preferred stock will, when issued against full payment of the purchase price relating to a series of preferred stock, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, in the event we liquidate, dissolve or wind-up our business, each series of preferred stock being offered will have the same rank as to dividends and distributions as our currently outstanding preferred stock and each other series of preferred stock we may offer in the future by use of this prospectus and an applicable prospectus supplement. The preferred stock will have no preemptive rights.

Dividend Rights

Holders of the preferred stock offered by use of this prospectus and an applicable prospectus supplement will be entitled to receive, if, as and when declared by our board of directors, cash dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. We will pay each dividend to the holders of record as they appear on our stock register (or, if applicable, the records of the depositary referred to below under “— Depositary Shares”) on record dates determined by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the prospectus supplement. If our board of directors fails to declare a dividend on any series of preferred stock for which dividends are noncumulative, then your right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not we declare dividends for any future dividend period.

Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock that we offer by use of this prospectus and an applicable prospectus supplement will provide that we may not declare or pay or set aside for payment full dividends on any series of preferred stock ranking, as to dividends, equally with or junior to the series of preferred stock we are offering unless we have previously declared and paid or set aside for payment, or we contemporaneously declare and pay or set aside for payment, full dividends (including cumulative dividends still owing, if any) on the series of preferred stock we are offering for, in the case of a series of noncumulative preferred stock, the most recently completed dividend period, or, in the case of a series of cumulative preferred stock, all past dividend periods. If we fail to pay dividends in full as stated above, we may only declare dividends on equally ranking series pro rata so that the amount of dividends declared per share on the series of preferred stock we are offering and the equally ranking series bear to each other the same ratio that accumulated and unpaid dividends per share on the series being offered and the other series bear to each other. We will not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on any series of preferred stock we are offering.

Unless otherwise specified in the applicable prospectus supplement, the preferred stock we offer by use of this prospectus and an applicable prospectus supplement will also provide that, unless we have paid or declared and set aside for payment, in the case of a series of noncumulative preferred stock, full dividends in respect of the most recently completed dividend period, or, in the case of a series of cumulative preferred stock, full dividends, including cumulative dividends, if any, owing on that preferred stock for all past dividend periods, we will not:

•	declare or make any dividend payment or distribution on any junior or equally ranking stock, other than a dividend paid in junior or equally ranking stock or as provided in the preceding paragraph, or

•	redeem, purchase, otherwise acquire or set aside money for a sinking fund for the redemption of any junior or equally ranking stock, except by conversion into or exchange for junior ranking stock.

Unless otherwise specified in the applicable prospectus supplement, we will compute the amount of dividends payable by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for any period greater or less than a full dividend period, other than the initial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

Rights Upon Liquidation

In the event we liquidate, dissolve or wind-up, either voluntarily or involuntarily, holders of each series of preferred stock that we offer by use of this prospectus and an applicable prospectus supplement will be entitled to receive liquidating distributions in the amount set forth in the prospectus supplement plus, in the case of a series of noncumulative preferred stock, unpaid dividends, without accumulation of undeclared dividends, if any, from the day following the immediately preceding dividend payment date, to, but not including, the date of the liquidating distribution, but without accumulation of any unpaid dividends for prior dividend periods, or, in the case of a series of cumulative preferred stock, accumulated and unpaid dividends, whether or not declared, before we make any distribution of assets to the holders of our common stock. If we fail to pay in full all amounts payable with respect to preferred stock offered by use of this prospectus and an applicable prospectus supplement, and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective liquidating distributions to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as their preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock offered by use of this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with or into any other entity will be considered a dissolution, liquidation or winding-up.

Redemption

The applicable prospectus supplement will indicate whether the series of preferred stock offered by use of this prospectus and the applicable prospectus supplement is subject to redemption, in whole or in part, whether at our option or mandatorily and whether or not pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock offered, including the redemption dates, the redemption prices for that series and whether those redemption prices will be paid in cash, stock or a combination of cash and stock, will be set forth in the prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital stock, the terms of the series of preferred stock may also provide that, if our capital stock is not sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of preferred stock will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the prospectus supplement.

If we are redeeming fewer than all the outstanding shares of preferred stock of any series, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method the board of directors determines to be equitable. From and after the redemption date, dividends will cease to accumulate on the shares of preferred stock called for redemption and all rights of the holders of those shares, except the right to receive the redemption price, will cease.

In the event that we fail to pay full dividends, including accumulated but unpaid dividends, if any, on any series of preferred stock offered, we may not redeem that series in part and we may not purchase or acquire any shares of that series of preferred stock, except by a purchase or exchange offer made on the same terms to all holders of that series of preferred stock.

Conversion Rights

The prospectus supplement will state the terms, if any, on which shares of the series of preferred stock offered by use of this prospectus and an applicable prospectus supplement are convertible into shares of our common stock or other securities. As described under “— Redemption” above, under certain circumstances, preferred stock may be mandatorily convertible into our common stock or another series of our preferred stock.

Voting Rights

Except as indicated below or in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock offered by use of this prospectus and an applicable prospectus supplement will not be entitled to vote. Unless otherwise indicated in the prospectus supplement, each share of preferred stock of each series will be entitled to one vote on matters on which holders of that series of preferred stock are entitled to vote. However, as more fully described below under “— Depositary Shares,” if we use this prospectus and an applicable prospectus supplement to offer depositary shares representing a fraction of a share of a series of preferred stock, each depositary share, in effect, will be entitled to that fraction of a vote, rather than a full vote. If (unless otherwise indicated in the prospectus supplement) each full share of any series of preferred stock offered is entitled to one vote, the voting power of that series will depend on the number of shares in that series, and not on the aggregate liquidation preference or initial offering price of the shares of that series of preferred stock.

Unless otherwise specified in a prospectus supplement, if, at any time or times, the equivalent of six quarterly dividends, whether or not consecutive, payable on any series of preferred stock being offered has not been paid, the number of directors constituting our board of directors will be automatically increased by two and the holders of each outstanding series of preferred stock with such voting rights, together with holders of such other preferred stock ranking on a parity with such series of preferred stock entitled to elect preferred directors, voting together as a class, will be entitled to elect those additional two directors at that annual meeting and at each subsequent annual meeting until full dividends have been paid for at least four quarterly consecutive dividend periods. At that point, the right to elect directors will terminate, and the terms of office of the two directors so elected will terminate immediately. The holders of shares of each such outstanding series of preferred stock, together with holders of such other preferred stock ranking on a parity with such series of preferred stock entitled to elect preferred directors, voting together as a class, may remove and replace either of the directors they elected. If the office of either such preferred director becomes vacant for any reason other than removal, the remaining preferred director may choose a successor who will hold office for the unexpired term of the vacant office.

Unless otherwise specified in the applicable prospectus supplement, the terms of each series of preferred stock being offered will state that the approval of at least two-thirds of each such outstanding series of preferred stock, together with holders of such other preferred stock ranking on a parity with such series of preferred stock entitled to vote, voting together as a class, will be required to:

•

authorize, create or issue any class or series of stock having a preference over such outstanding series of preferred stock other than a series which does not have any right to object to such authorization, creation or issuance; or

•

amend, alter or repeal the provisions of the certificate of designations for such series of preferred stock or our certificate of incorporation in a manner, whether by merger, consolidation or otherwise, that would adversely affect the voting powers or other rights or preferences of the holders of such series of preferred stock;

provided that if the amendment would adversely affect such series but not any other series of outstanding preferred stock, then the amendment will only need to be approved by holders of at least two-thirds of the shares of the series of preferred stock adversely affected.

Under regulations adopted by the Federal Reserve Board, if the holders of any series of our preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities.” In such a case, a holder of 25% or more of the series, or a holder of 5% or more if that holder would also be considered to exercise a “controlling influence” over JPMorgan Chase, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, (1) any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and (2) any person other than a bank holding company may be required to provide notice to the Federal Reserve Board prior to acquiring or retaining 10% or more of that series.

Depositary Shares

General. We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will arrange the issuance by a depositary of receipts for depositary shares, and each of those depositary shares will represent a fraction of a share of a particular series of preferred stock. We will specify that fraction in the applicable prospectus supplement.

The shares of any series of preferred stock underlying the depositary shares offered by use of this prospectus and an applicable prospectus supplement will be deposited under a deposit agreement between us and a depositary selected by us. The depositary will be a bank or trust company and will have its principal office in the United States and a combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in the share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share, in proportion to the applicable fraction of a share of the preferred stock which those depositary shares represent. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares offered by use of this prospectus and an applicable prospectus supplement will be evidenced by depositary receipts issued under the deposit agreement. The depositary will issue depositary receipts to those persons who purchase the fractional interests in the preferred stock underlying the depositary shares, in accordance with the terms of the offering. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that are filed as exhibits to the registration statement.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of related depositary receipts in proportion to the number of depositary shares owned by those holders.

If we make a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution as nearly as practicable in proportion to the number of depositary shares held by each holder, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds from the sale to the applicable holders of the depositary receipts.

Redemption of Depositary Shares. Upon redemption, in whole or in part, of shares of any series of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock.

Depositary shares called for redemption will no longer be outstanding after the applicable redemption date, and all rights of the holders of those depositary shares will cease, except the right to receive any money, securities, or other property upon surrender to the depositary of the depositary receipts evidencing those depositary shares.

Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares representing that preferred stock. Each record holder of those depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock underlying that holder’s depositary shares. The depositary will try, to the extent practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Amendment and Termination of the Deposit Agreement. We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time regarding any depositary shares offered by use of this prospectus and an applicable prospectus supplement. However, any amendment that materially and adversely alters the rights of the holders of depositary shares or would be materially and adversely inconsistent with the rights granted to holders of the underlying preferred stock pursuant to our certificate of incorporation will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements regarding any depositary shares offered by use of this prospectus and an applicable prospectus supplement. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer and other taxes and governmental charges and other charges with respect to their depositary receipts as expressly provided in the deposit agreement.

Resignation and Removal of Depositary. The depositary for the depositary shares offered by use of this prospectus and an applicable prospectus supplement may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of its appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Miscellaneous. The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performing in good faith our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons we believe to be competent, and on documents we believe to be genuine.

DESCRIPTION OF COMMON STOCK

As of the date of this prospectus, we are authorized to issue up to 9,000,000,000 shares of common stock. As of June 30, 2010, we had 3,975,811,062 shares of common stock issued (excluding 129,122,833 shares held in treasury).

The following summary is not complete. You should refer to the applicable provisions of our certificate of incorporation and to the Delaware General Corporation Law for a complete statement of the terms and rights of our common stock.

Dividends. Holders of common stock are entitled to receive dividends if, as and when declared by our board of directors out of funds legally available for payment, subject to the rights of holders of our preferred stock.

Voting Rights. Each holder of common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock under its applicable certificate of designations and applicable law, all voting rights are vested in the holders of shares of our common stock. Holders of shares of our common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares will not be able to elect any directors.

Rights Upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share equally in any of our assets available for distribution after we have paid in full all of our debts and after the holders of all series of our outstanding preferred stock have received their liquidation preferences in full.

Miscellaneous. The issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights. Our common stock is not convertible into shares of any other class of our capital stock. Mellon Investor Services LLC is the transfer agent, registrar and dividend disbursement agent for our common stock.

DESCRIPTION OF SECURITIES WARRANTS

We may issue securities warrants for the purchase of debt securities, preferred stock or common stock. We may issue securities warrants independently or together with debt securities, preferred stock, common stock or other securities, other property or any combination of those securities in the form of units. Each series of securities warrants will be issued under a separate securities warrant agreement to be entered into between us and a bank or trust company (which may be the Bank), as warrant agent. The warrant agent will act solely as our agent under the applicable securities warrant agreement and will not assume any obligation to, or relationship of agency or trust for or with, any registered holders or beneficial owners of securities warrants. This summary of certain provisions of the securities warrants and the securities warrant agreement is not complete. You should refer to the securities warrant agreement relating to the specific securities warrants being offered, including the forms of securities warrant certificates representing those securities warrants, for the complete terms of the securities warrant agreement and the securities warrants. Forms of those documents are filed as exhibits to the registration statement.

Each securities warrant will entitle the holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The exercise price may be subject to adjustment upon the occurrence of certain events, as set forth in the prospectus supplement. We will also specify in the prospectus supplement the place or places where, and the manner in which, securities warrants may be exercised. After the close of business on the expiration date of the securities warrants, unexercised securities warrants will become void.

Prior to the exercise of any securities warrants, holders of the securities warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock, as the case may be, that may be purchased upon exercise of those securities warrants, including, (1) in the case of securities warrants for the purchase of debt securities, the right to receive payments of principal of, and premium, if any, or interest, if any, on those debt securities or to enforce covenants in the senior indenture or subordinated indenture, as the case may be, or (2) in the case of securities warrants for the purchase of preferred stock or common stock, the right to receive payments of dividends, if any, on that preferred stock or common stock or to exercise any applicable right to vote.

DESCRIPTION OF CURRENCY WARRANTS

We have described below certain general terms and provisions of the currency warrants that we may offer. We will describe the particular terms of the currency warrants and the extent, if any, to which the general provisions described below do not apply to the currency warrants offered in the applicable prospectus supplement. The following summary is not complete. You should refer to the currency warrants and the currency warrant agreement relating to the specific currency warrants being offered for the complete terms of those currency warrants. Forms of those documents are filed as exhibits to the registration statement.

We will issue each issue of currency warrants under a currency warrant agreement to be entered into between us and a bank or trust company (which may be the Bank), as warrant agent. The warrant agent will act solely as our agent under the applicable currency warrant agreement and will not assume any obligation to, or relationship of agency or trust for or with, any holders of currency warrants.

We may issue currency warrants either in the form of:

•

currency put warrants, which entitle the holders to receive from us the cash settlement value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or composite currency (the “designated currency”) for a specified amount of U.S. dollars; or

•

currency call warrants, which entitle the holders to receive from us the cash settlement value in U.S. dollars of the right to purchase a specified amount of a designated currency for a specified amount of U.S. dollars.

As a prospective purchaser of currency warrants, you should be aware of special United States federal income tax considerations applicable to instruments such as the currency warrants. The prospectus supplement relating to each issue of currency warrants will describe those tax considerations.

Unless otherwise specified in the applicable prospectus supplement, we will issue the currency warrants in the form of global currency warrant certificates, registered in the name of a depositary or its nominee. See “Book-Entry Issuance” below.

Each issue of currency warrants will be listed on a national securities exchange, subject only to official notice of issuance, as a condition of sale of that issue of currency warrants. In the event that the currency warrants are delisted from, or permanently suspended from trading on, the applicable national securities exchange, the expiration date for those currency warrants will be the date the delisting or trading suspension becomes effective, and currency warrants not previously exercised will be deemed automatically exercised on that expiration date. The applicable currency warrant agreement will contain a covenant from us that we will not seek to delist the currency warrants or suspend their trading on the applicable national securities exchange unless we have concurrently arranged for listing on another national securities exchange.

Currency warrants involve a high degree of risk, including risks arising from fluctuations in the price of the underlying currency, foreign exchange risks and the risk that the currency warrants will expire worthless. Further, the cash settlement value of currency warrants at any time prior to exercise or expiration may be less than the trading value of the currency warrants. The trading value of the currency warrants will fluctuate because that value is dependent, at any time, on a number of factors, including the time remaining to exercise the currency warrants, the relationship between the exercise price of the currency warrants and the price of the designated currency, and the exchange rate associated with the designated currency. Because currency warrants are unsecured obligations of JPMorgan Chase, changes in our perceived creditworthiness may also be expected to affect the trading prices of currency warrants. Finally, the amount of actual cash settlement of a currency warrant may vary as a result of fluctuations in the price of the designated currency between the time you give instructions to exercise the currency warrant and the time the exercise is actually effected.

As a prospective purchaser of currency warrants you should be prepared to sustain a loss of some or all of the purchase price of your currency warrants. You should also be experienced with respect to options and option transactions and should reach an investment decision only after careful consideration with your advisers of the suitability of the currency warrants in light of your particular financial circumstances. You should also consider the information set forth under “Risk Factors” in the prospectus supplement relating to the particular issue of currency warrants being offered and to the other information regarding the currency warrants and the designated currency set forth in the prospectus supplement.

DESCRIPTION OF UNITS

We may issue units that will consist of any combination of debt securities, preferred stock, common stock and warrants issued by us, depositary shares representing preferred stock issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property. We may issue units in one or more series, which will be described in the applicable prospectus supplement. Each series of units will be issued under a separate unit agreement to be entered into between us and a bank or trust company (which may be the Bank), as unit agent. The below summary of certain provisions of the units and unit agreements is not complete. You should refer to the unit agreement for the complete terms of the unit agreement and the units. Forms of those documents will be filed as exhibits to or incorporated by reference in the registration statement.

Unless otherwise specified in the applicable prospectus supplement, each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will describe the particular terms of any series of units being offered in the prospectus supplement relating to that series of units. Those terms may include:

•

the designation and the terms of the units and any combination of debt securities, preferred stock, common stock and warrants issued by us, depositary shares representing preferred stock issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property constituting the units, including and whether and under what circumstances the debt securities, preferred stock, common stock and warrants issued by us, depositary shares representing preferred stock issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other securities may be traded separately;

•	any additional terms of the governing unit agreement;

•

any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, preferred stock, common stock and warrants issued by us, depositary shares representing preferred stock issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property constituting the units; and

•	any applicable U.S. federal income tax consequences.

The terms and conditions described under “Description of Debt Securities,” “Description of Preferred Stock,” “Description of Common Stock,” “Description of Securities Warrants” and “Description of Currency Warrants” will apply to each unit and to any debt securities, preferred stock, common stock or warrants issued by us, depositary shares representing preferred stock issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property included in each unit, unless otherwise specified in the applicable prospectus supplement.

An investment in units may involve special risks, including risks associated with indexed securities and currency-related risks if the securities comprising the units are linked to an index or are payable in or otherwise linked to a non-U.S. dollar currency.

BOOK-ENTRY ISSUANCE

We may issue series of any securities as global securities and deposit them with a depositary with respect to that series. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to securities issued in permanent global form and for which The Depository Trust Company (“DTC”) will act as depositary (the “global securities”).

Each global security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global securities will not be exchangeable for certificated securities.

Only institutions that have accounts with DTC or its nominee (“DTC participants”) or persons that may hold interests through DTC participants may own beneficial interests in a global security. DTC will maintain records evidencing ownership of beneficial interests by DTC participants in the global securities and transfers of those ownership interests. DTC participants will maintain records evidencing ownership of beneficial interests in the global securities by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC has no knowledge of the actual beneficial owners of the securities. You will not receive written confirmation from DTC of your purchase, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings, from the DTC participant through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in certificated form. Those laws may impair your ability to transfer beneficial interests in a global security.

DTC has advised us that upon the issuance of a global security and the deposit of that global security with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts or number of shares represented by that global security to the accounts of DTC participants.

We will make payments on securities represented by a global security to DTC or its nominee, as the case may be, as the registered owner and holder of the global security representing those securities. DTC has advised us that upon receipt of any payment on a global security, DTC will immediately credit accounts of DTC participants with payments in amounts proportionate to their respective beneficial interests in that security, as shown in the records of DTC. Standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in a global security held through those DTC participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

None of JPMorgan Chase, the trustees or any of our respective agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to, or payments made on account of, beneficial interests in a global security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any DTC participant relating to those beneficial interests.

A global security is exchangeable for certificated securities registered in the name of a person other than DTC or its nominee only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or DTC ceases to be registered under the Securities Exchange Act of 1934;

•	we determine in our discretion that the global security will be exchangeable for certificated securities in registered form; or

•

if applicable to the particular type of security, there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the securities.

Any global security that is exchangeable as described in the preceding sentence will be exchangeable in whole for certificated securities in registered form, and, in the case of global debt securities, of like tenor and of an equal aggregate principal amount as the global security, in denominations of $1,000 and integral multiples of $1,000 (or in denominations and integral multiples as otherwise specified in the applicable prospectus supplement). The registrar for the securities will register the certificated securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global security. In the case of global debt securities, we will make payment of any principal and interest on the certificated securities and will register transfers and exchanges of those certificated securities at the corporate trust office of The Bank of New York Mellon. However, we may elect to pay interest by check mailed to the address of the person entitled to that interest payment as of the record date, as shown on the register for the securities.

Except as provided above, as an owner of a beneficial interest in a global security, you will not be entitled to receive physical delivery of securities in certificated form and will not be considered a holder of securities for any purpose under either of the indentures. No global security will be exchangeable except for another global security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder under the global security or the applicable indenture.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security desires to take any action that a holder is entitled to take under the securities or the indentures, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through those DTC participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Securities Exchange Act of 1934.

If specified in the applicable prospectus supplement, investors may elect to hold interests in the offered securities outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Unless otherwise specified in the prospectus supplement, The Bank of New York Mellon will act as depositary for each of Clearstream and Euroclear.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants.

Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear operator”) under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Unless otherwise specified in a prospectus supplement with respect to a particular series of global securities, initial settlement for global securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

If the prospectus supplement specifies that interests in the global securities may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Thereafter, secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global securities settled during that processing will be reported to the relevant Euroclear participants or Clearstream customers on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global securities among DTC participants, Clearstream and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

PLAN OF DISTRIBUTION

We may sell the debt securities, preferred stock, depositary shares, common stock, securities warrants, currency warrants or units being offered by use of this prospectus and an applicable prospectus supplement:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

We will set forth the terms of the offering of any securities being offered in the applicable prospectus supplement.

If we utilize underwriters in an offering of securities using this prospectus, we will execute an underwriting agreement with those underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the offered securities if any are purchased, other than securities subject to an underwriter’s overallotment option. Underwriters may sell those securities to or through dealers. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers from time to time. If we utilize underwriters in an offering of securities using this prospectus, the applicable prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

If we utilize a dealer in an offering of securities using this prospectus, we will sell the offered securities to the dealer, as principal. The dealer may then resell those securities to the public at a fixed price or at varying prices to be determined by the dealer at the time of resale.

We may also use this prospectus to offer and sell securities through agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

Underwriters, dealers or agents participating in a distribution of securities by use of this prospectus and an applicable prospectus supplement may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, whether received from us or from purchasers of offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

Under agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus and an applicable prospectus supplement may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that those underwriters, dealers or agents may be required to make.

We may offer to sell securities either at a fixed price or at prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Underwriters, dealers, agents or their affiliates may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

Our direct or indirect wholly-owned subsidiaries, including J.P. Morgan Securities LLC, may use this prospectus and the applicable prospectus supplement in connection with offers and sales of securities in the secondary market. Those subsidiaries may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

We may also use this prospectus to directly solicit offers to purchase securities. Except as set forth in the applicable prospectus supplement, none of our directors, officers, or employees nor those of our bank subsidiaries will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

Conflicts of Interest

J.P. Morgan Securities LLC is an affiliate of JPMorgan Chase & Co. and, as such, is deemed to have a “conflict of interest” in any offering within the meaning of Rule 2720. Consequently, any offer or sale of offered securities will be conducted in compliance with the provisions of Rule 2720. J.P. Morgan Securities LLC is not permitted to sell securities in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

LEGAL OPINIONS

Simpson Thacher & Bartlett LLP, New York, New York, will provide an opinion for us regarding the validity of the offered securities and Cravath, Swaine & Moore LLP, New York, New York, will provide such an opinion for the underwriters. Cravath, Swaine & Moore LLP acts as legal counsel to us and our subsidiaries in a substantial number of matters on a regular basis.